UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2017 (October 19, 2017)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Gaylord Parkway, Suite 110, Frisco, TX	75034
(Address of Principal Executive Offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2017, Simon A. Bachleda resigned from the Board of Directors (the “Board”) of Addus HomeCare Corporation, a Delaware corporation (the “Company”). Prior to his resignation, Mr. Bachleda served as a member of the Audit Committee of the Company’s Board and as a member of the Compensation Committee of the Company’s Board. Mr. Bachleda indicated his decision to resign from the Company’s Board was based on a desire to focus more on his responsibilities as Co-Founder and Managing Partner of Revelstoke Capital Partners. The Board has elected to not immediately fill the vacancy on the Board arising as a result of Mr. Bachleda’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: October 23, 2017	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer